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                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT


                                                             STATE
                                                              OF
              COMPANY                                    INCORPORATION
              -------                                    -------------

     PMC Commercial Limited Partnership                     Delaware
     PMC Commercial Corp.                                   Delaware







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